Exhibit 99.1

Shire delivers excellent Q2 performance with total revenues up 35%. Full year earnings expectations raised.

August 4, 2010 – Shire plc (LSE: SHP, NASDAQ: SHPGY) the global specialty biopharmaceutical company, announces results for the three months to June 30, 2010.

Financial Highlights	Q2 2010(1)
Product sales	$764 million	+37%
Product sales from core products(2)	$684 million	+39%
Product sales from core products on a CER basis(3)		+42%
Total revenues1	$849 million	+35%
Non GAAP operating income	$270 million	+134%
US GAAP operating income	$224 million	+547%
Non GAAP diluted earnings per ADS	$1.03	+71%
US GAAP diluted earnings per ADS	$0.86	+253%

(1)	Percentages compare to equivalent 2009 period.
(2)	Core products represent Shire’s products excluding ADDERALL XR.
(3)	Sales growth at CER is computed by restating 2010 results using average 2009 foreign exchange rates.

Angus Russell, Chief Executive Officer, commented:

“This was another excellent quarter with strong performance from core product sales, up 39%, driving increases in operating income and earnings per ADS.  Shire is performing well on all fronts.

In ADHD, sales of VYVANSE are up 30% and clinical trial enrolment has progressed for the European program and for the new indication proof of concept studies.  Marketing authorization was recently given for VYVANSE in Brazil, our first approval for this product outside North America, and the launch is being planned for mid 2011.  INTUNIV continues to build share with child and adolescent psychiatrists and we recently filed an sNDA for its adjunctive use with long-acting oral stimulants for the treatment of ADHD.

Sales of our Fabry treatment, REPLAGAL are up 84%, and we’ve seen very rapid uptake of VPRIV in the Gaucher market place with approximately 850 patients now treated globally.  We received a positive opinion for VPRIV from the Committee for Medicinal Products for Human Use and although we already have sales on a preapproved basis, the anticipated European Commission decision later this year will enable the product’s commercial roll out.

LIALDA for ulcerative colitis is also performing well with sales up 27% and a US market share approaching 19%.  Phase 3 clinical trials investigating the use of the product for the treatment of diverticular disease are progressing.

With cash generation of $416 million during the quarter and excellent growth prospects ahead, we continue to invest in our marketed products, our pipeline and our international presence.

This year, the pharmaceutical sector has faced the challenges of US healthcare reform, European pricing pressures and fluctuating foreign exchange levels. Shire is, however, well placed to absorb these macro factors.  Our strong performance in the second quarter reinforces our confidence in growing both revenue and earnings in the full year 2010 compared to 2009 and we now see Non GAAP earnings trending towards $4.00 per ADS for the full year. This includes the financial effect of the proposed acquisition of Movetis NV. We also re-iterate our aspirational target of mid-teens sales growth on average between 2009 and 2015.”

FINANCIAL SUMMARY

Second Quarter 2010 Unaudited Results

	Q2 2010			Q2 2009
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Revenues	849	-	849	630	-	630
Operating income	224	46	270	35	81	116

Diluted earnings per ADS	$0.86	$0.17	$1.03	$0.24	$0.36	$0.60

The Non GAAP financial measures included within this release are explained on page 25, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 20 - 23.

•
Product sales were up 37% to $764 million (2009: $558 million) with growth from both core products (up 39% to $684 million) and ADDERALL XR® (up 19% to $80 million). On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, core product sales were up 42%.

•	The continued growth in core product sales was the result of strong performance across the portfolio:
•	VYVANSE® (up 30% to $148 million, CER: up 29%);
•	ELAPRASE® (up 17% to $100 million, CER: up 20%);
•	REPLAGAL® (up 84% to $82 million, CER: up 93%);
•	LIALDA®/MEZAVANT® (up 27% to $70 million, CER: up 27%); and
•	Recently launched INTUNIV® ($51 million) and VPRIV® ($29 million).

•
Total revenues were up 35% (CER: up 37%) to $849 million (2009: $630 million), as a result of both increased product sales and higher royalties (up 24% due to higher royalty income on sales of authorized generic ADDERALL XR).

•
Non GAAP operating income increased by $154 million, or 134%, to $270 million (2009: $116 million) due to the higher total revenues and improved operating expense ratios compared to 2009, despite increased investment in research and development (“R&D”) programs and selling, general and administrative (“SG&A”) costs in support of recent growth. On a US GAAP basis, operating income increased by $189 million, or 547%, to $224 million (2009: $35 million).

•
Cash generation, which is a Non GAAP measure, increased by $224 million to $416 million (2009: $192 million) following higher cash receipts from product sales and royalties, cash inflows from forward foreign exchange contracts in 2010 compared to outflows in 2009, partially offset by higher cash payments on the increased investment in R&D and SG&A.

•
Net debt at June 30, 2010 was $398 million (December 31, 2009: $615 million), a reduction of $217 million in 2010. The reduction in net debt was driven by strong cash generation of $694 million in the first half of 2010, which was partially used in the acquisition of and construction at Lexington Technology Park, cash taxes and the dividend payment.

DIVIDEND

Dividend payments will be made in Pounds Sterling to Ordinary shareholders and in US Dollars to holders of American Depositary Shares (“ADS”). A dividend of 1.410 pence per ordinary share (an increase of 8% compared to 2009: 1.302 pence) and 6.750 US cents per ADS (an increase of 5% compared to 2009: 6.441 US cents) will be paid on October 7, 2010 to persons whose names appear on the register of members of the Company at the close of business on September 10, 2010.

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2010 OUTLOOK

Given our strong performance in the second quarter, we now see Non GAAP earnings trending towards $4.00 per ADS, a 15% increase on 2009. This includes the financial effect of the proposed acquisition of Movetis NV.

The accelerated growth in the first half has increased our confidence in growing both revenues and earnings for the full year 2010 compared to 2009, despite the backdrop of the cumulative impact of US healthcare reform, pressure on European pricing and increasingly adverse foreign exchange rates.

Our core portfolio will continue to deliver strong year on year growth in 2010. The relative growth rate in the second half will start to moderate as we compare against tougher comparatives in 2009 and the rate of sales growth of REPLAGAL will also moderate as the continuing increase in patients being treated by REPLAGAL will be supported, in part, by product shipped in the second quarter.

Revenues both from ADDERALL XR product sales and from total royalties are anticipated to be lower in the last two quarters of 2010 compared to their very strong performance in the first half.

Given the strong performance in the first half and our confidence in our outlook, we will continue to make targeted increases in 2010 and beyond in investment in our international infrastructure, our recent product launches and in progressing our pipeline to support longer-term growth. As a result, combined R&D and SG&A spending in 2010 will be at the top end of our previous guidance of 5-10% growth year on year.

PRODUCT LAUNCHES

Subject to obtaining the relevant regulatory/governmental approvals, future product launches in the next 12 months include:

•	VPRIV for the treatment of Type 1 Gaucher disease in the European Union (“EU”);

•	MEZAVANT for the treatment of ulcerative colitis in certain EU and RoW countries;

•	FIRAZYR® for the symptomatic treatment of acute attacks of hereditary angiodema (“HAE”) in certain European and Latin American countries;

•	EQUASYM® for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) in certain EU countries; and

•	VYVANSE (VENVANSE) for the treatment of ADHD in children in Brazil.

PRODUCT AND PIPELINE DEVELOPMENTS

Products

VYVANSE – for the treatment of ADHD

•
On May 4, 2010 the US Food and Drug Administration (“FDA”) approved a change to the prescribing information for the once-daily ADHD treatment VYVANSE to include supplemental data demonstrating significant improvement in attention in adults with ADHD across all six assessments conducted at 2, 4, 8, 10, 12 and 14 hours after administration as measured by average Permanent Product Measure of Performance total scores, as well as at each time point measured. VYVANSE is now the first and only oral ADHD long-acting stimulant treatment to have efficacy data at 14 hours post-dose for adult patients included in its product labeling.

•
On July 5, 2010 ANVISA, the Brazilian health authority, granted approval of the Marketing Authorization Application for the product under the trade name VENVANSE for the treatment of ADHD in children aged 6 to 12.   This represents the first approval of lisdexamfetamine dimesylate in Latin America.

LIALDA/MEZAVANT – for the treatment of ulcerative colitis

•
On July 8, 2010 Shire announced that it had filed a lawsuit in the U.S. District Court for the District of Delaware against Cadila Healthcare Limited, doing business as Zydus Cadila and Zydus Pharmaceuticals (USA), Inc. (collectively, “Zydus”) for the infringement of U.S. Patent No. 6,773,720 (the ’720 patent). The lawsuit was filed as a result of an Abbreviated New Drug Application (“ANDA”) filed by Zydus seeking FDA approval to market and sell generic versions of LIALDA prior to the expiration of the ’720 patent.

DAYTRANA – for the treatment of ADHD

•
On July 6, 2010 Shire announced the FDA approval of DAYTRANA for the treatment of ADHD in adolescents aged 13 to 17 years.  DAYTRANA, the first and only transdermal ADHD patch, is already an FDA-approved ADHD treatment for children aged 6 to 12 years.

REPLAGAL – for the treatment of Fabry disease

•
REPLAGAL is experiencing significant demand globally and is now the market leader in many key regions, due principally to a competitor’s ongoing supply disruption. Currently there are approximately 2,000 patients worldwide being treated with REPLAGAL and Shire has capacity to add 150-250 more patients in 2010. Shire anticipates that it could add 250-350 more patients phased throughout 2011. Shire’s continuing priority is to ensure the long term, uninterrupted supply to patients currently being treated with REPLAGAL and we will continue to monitor demand and manage supply carefully.

•
Shire initiated a rolling submission of a REPLAGAL Biologics License Application (“BLA”) in March 2010. On August 3, 2010 Shire informed the FDA that it would not complete the rolling submission and withdrew its BLA in order to consider updating the submission with additional clinical data.

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VPRIV – for the treatment of Type 1 Gaucher disease

•
On June 25, 2010 Shire received a positive opinion from the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”) on the marketing authorization for VPRIV, its enzyme replacement therapy (“ERT”) for the Treatment of Type 1 Gaucher Disease in the EU. The CHMP positive opinion will now be forwarded to the European Commission for ratification. In addition to the CHMP positive opinion, VPRIV has received orphan drug designation from the Committee for Orphan Medicinal Products. In many European countries patients have been receiving VPRIV on an early access basis, developed in partnership with national and regional authorities.

With the accelerated adoption of VPRIV worldwide, and the earlier than anticipated US approval and EU positive opinion, Shire expects continued high demand and currently has approximately 850 patients on therapy, with capacity to support approximately 1,000 patients in 2010. As a result, Shire is now implementing a program with physicians and patients to monitor demand and manage requests from new patients carefully in order to ensure long-term, uninterrupted treatment with VPRIV.

Pipeline

HGT-1410 for Sanfilippo Syndrome

•
HGT-1410 is in development as an ERT for the treatment of Sanfilippo Syndrome, a lysosomal storage disorder. The product has been granted orphan drug designation in the US and in the EU. Shire initiated a Phase 1/2 clinical trial in August 2010.

Guanfacine CarrierWave (GCW; SPD 547)

•
SPD 547 is in early stage development for the treatment of ADHD.  A feasibility study in humans using microdosing has been completed and results indicate characteristics suitable for entering formal Phase 1 trials.  The Phase 1 program is expected to be initiated in Q3 2010 with results throughout 2011. GCW could potentially improve on the current guanfacine profile to minimize known food, gastrointestinal ("GI") and sedation effects.

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OTHER SECOND QUARTER AND RECENT DEVELOPMENTS

Proposed acquisition of Movetis NV

•
On August 3, 2010 Shire announced that it was launching a voluntary public takeover offer for all the shares in Movetis NV (“Movetis”), the Belgium-based European specialty GI company, for a fully diluted equity purchase price of €428 million. Movetis’ board unanimously supports the transaction and Institutional shareholders holding 38.9% of Movetis’ shares have unconditionally agreed to accept the offer. It is anticipated that the takeover offer, which is contingent upon the fulfilment of certain conditions, will open for acceptance in September.

This proposed acquisition will significantly broaden Shire’s global GI portfolio and adds growing revenues from RESOLOR® (prucalopride), a new chemical entity indicated for the symptomatic treatment of chronic constipation in women in whom laxatives fail to provide adequate relief. Movetis has the rights to RESOLOR in the EU, Iceland, Lichtenstein, Norway and Switzerland and is entitled to royalties on sales of RESOLOR outside of Europe from Johnson & Johnson.

The acquisition also brings to Shire world-class research and development talent and a promising GI pipeline.

Purchase of Lexington Technology Park

•
On June 30, 2010 Shire purchased Lexington Technology Park in Lexington, Massachusetts for a cash purchase price of $165 million. The purchase underlines our investment in the growth of Shire’s Human Genetic Therapies business, and gives Shire the ownership of an additional 570,000 square feet of expansion potential available under the current permit, including 170,000 square feet already under construction.

BOARD CHANGES

On June 16, 2010 Dr David Ginsburg and Ms Anne Minto OBE were appointed to Shire’s Board of Directors with immediate effect. Dr Ginsburg was also appointed to Shire’s Science & Technology Committee. Ms Minto was appointed to Shire’s Remuneration Committee and assumed the Chair of that Committee on the retirement of Ms Kate Nealon from the Shire Board at the end of Ms Nealon’s term of office on July 26, 2010.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations	Eric Rojas	+1 781 482 0999

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Jessica Cotrone (North America)	+1 781 482 9538
	Matt Cabrey (North America)	+1 484 595 8248

Dial in details for the live conference call for investors 14:00 BST/9:00 EDT on August 4, 2010:

UK dial in:	0844 800 3850 or 01296 480 180
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 (0) 1296 480 180
Password/Conf ID:	523007
Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF Q2 2010 FINANCIAL RESULTS

1.	Product sales

For the three months to June 30, 2010 product sales increased by 37% to $764.3 million (2009: $558.4 million) and represented 90% of total revenues (2009: 89%).

Core product sales increased by 39% to $683.9 million (2009: $491.0 million), up 42% on a CER basis.

Product Highlights

		Growth				Exit Market Share(1)
Product	Sales $M	Sales		CER	US Rx(1)

VYVANSE	148.0	+30%	1	+29%	+29%	14%
ELAPRASE	99.8	+17%	1	+20%	n/a(2)	n/a(2)
REPLAGAL	81.9	+84%	1	+93%	n/a(3)	n/a(3)
LIALDA / MEZAVANT	69.6	+27%	1	+27%	+19%	19%
PENTASA®	60.6	+12%		+12%	-5%	15%
INTUNIV	51.2	n/a	1	n/a	n/a	2%
FOSRENOL®	45.1	-9%	1	-7%	-15%	7%
VPRIV	28.7	n/a	1	n/a	n/a	n/a
FIRAZYR	2.6	+73%	1	+86%	n/a(3)	n/a(3)
OTHER	96.4	+10%	1	+13%	n/a	n/a
Core product sales	683.9	+39%	1	+42%
ADDERALL XR	80.4	+19%	1	+18%	-24%	8%
Total product sales	764.3	+37%	1	+39%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the US market share in the week ending June 25, 2010.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in Q2 2010.

VYVANSE - ADHD

The increase in VYVANSE product sales was driven by higher US prescription demand, price increases taken since Q2 2009 and the launch of the product in Canada during 2010, partially offset by higher sales deductions principally due to US Healthcare Reform.

ELAPRASE - Hunter syndrome

The growth in sales of ELAPRASE was driven by increased volumes across all regions in which ELAPRASE is sold.  On a CER basis sales grew by 20% (77% of ELAPRASE sales are made outside of the US).

REPLAGAL - Fabry disease

The growth in REPLAGAL product sales was driven by an increase in demand due to an acceleration of patients switching to REPLAGAL in the EU, principally due to the disruption to supply of a competitor product.  The growth was, in part, attributable to sales of products that will be used for the treatment of patients in the second half of 2010.  Sales increased 93% on a CER basis (REPLAGAL is sold primarily in Euros and Pounds sterling).

LIALDA/MEZAVANT – Ulcerative colitis

Product sales growth for LIALDA/MEZAVANT continued in Q2 2010, driven by increased US prescription demand and price increases, partially offset by higher sales deductions. The US oral mesalamine market was broadly flat year on year.

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PENTASA - Ulcerative colitis

Product sales of PENTASA increased due to price increases taken since Q2 2009, which more than offset lower US prescription demand.

INTUNIV – ADHD

Product sales of INTUNIV included both revenue from initial stocking shipments in 2009, which were deferred in accordance with Shire’s accounting policy, and shipments made during Q2 2010. At June 30, 2010 all initial stocking shipments have been recognised as revenue and no deferred revenue remains.

FOSRENOL - Hyperphosphatemia

Product sales of FOSRENOL in the EU decreased primarily due to mandatory price reductions taken in 2010. Product sales of FOSRENOL in the US decreased due to lower US prescription demand and higher sales deductions in Q2 2010 compared to 2009, which more than offset the effect of price increases taken since Q2 2009.

VPRIV – Gaucher disease

Product sales in the US were generated on an approved basis after February 26, 2010 when approval was received from the FDA, and in the EU on a pre-approval basis via patient early access programs.

FIRAZYR – HAE

The product sales growth was driven by increased volumes across markets in Europe. FIRAZYR is the first new product for HAE in Europe in 30 years and has orphan exclusivity for acute attacks of HAE in adults in the EU until 2018.

ADDERALL XR – ADHD

Product sales increased despite a decline in US prescription demand due primarily to the effects of product stocking and price increases taken since Q2 2009. Stocking was $33 million (gross sales equivalent) in Q2 2010 compared to the significant destocking in Q2 2009 ($76 million gross sales equivalent) following the launch of an authorized generic version of ADDERALL XR in April 2009.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

3TC® and Zeffix®	1.00	38.1	-3%	-4%
ADDERALL XR	1.00	27.5	102%	102%
Other	1.00	17.1	23%	26%
Total	1.00	82.7	24%	24%

Royalty income increased by 24% due to royalties received on sales of authorized generic versions of ADDERALL XR (royalties in Q2 2010 were received from Impax Laboratories Inc. ("Impax"), and in Q2 2009 were received from Teva Pharmaceuticals Industries Ltd) and higher other royalties principally on sales of FOSRENOL in Japan.  Royalties received for 3TC and Zeffix from GlaxoSmithKline (“GSK”) were lower in 2010 compared to 2009 as 3TC royalties were adversely impacted by increased competition from other treatments.

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3.	Financial details

Cost of product sales

	Q2 2010 $M	% of product sales	Q2 2009 $M	% of product sales
Cost of product sales (US GAAP)	119.1	16%	96.4	17%
Transfer of manufacturing from Owings Mills	(7.4)		(3.0)
Fair value adjustment for acquired inventories	-		(1.4)
Depreciation	(3.8)		(4.9)
Cost of product sales (Non GAAP)	107.9	14%	87.1	16%

Non GAAP cost of product sales as a percentage of product sales decreased in Q2 2010 compared to the same period in 2009 as a result of changes in sales mix towards higher margin products.

Research and development (“R&D”)

	Q2 2010 $M	% of product sales	Q2 2009 $M	% of product sales
R&D (US GAAP)	147.0	19%	158.7	28%
INTUNIV license payment	-		(36.9)
Depreciation	(3.5)		(3.8)
R&D (Non GAAP)	143.5	19%	118.0	21%

Non GAAP R&D increased in absolute terms in 2010 compared to 2009 due to continued investment across a number of R&D programs, principally VYVANSE international, INTUNIV, LIALDA and other early stage development programs.

Selling, general and administrative (“SG&A”)

	Q2 2010 $M	% of product sales	Q2 2009 $M	% of product sales
SG&A (US GAAP)	354.4	46%	334.7	60%
Intangible asset amortization	(33.8)		(34.3)
Depreciation	(16.6)		(15.9)
SG&A (Non GAAP)	304.0	40%	284.5	51%

Non GAAP SG&A increased in part due to selling and marketing costs incurred to support recently launched products and growth into new markets.

Gain on sale of product rights

For the three months to June 30, 2010 Shire recorded a gain of $4.1m (2009: $nil) on the sale of product rights. This gain had been deferred pending the transfer of the relevant consents following the disposal of the products concerned to Laboratorios Almirall S.A. in 2007.

Reorganization costs

For the three months to June 30, 2010 Shire recorded reorganization costs of $8.6 million (2009: $2.9 million) relating to the transfer of manufacturing from its Owings Mills facility and the establishment of a Swiss commercial hub.

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Interest expense

For the three months to June 30, 2010 the Company incurred interest expense of $8.3 million (2009: $10.1 million). Interest expense principally relates to the coupon and deferred issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Taxation

The effective rate of tax for the three months to June 30, 2010 was 25% (2009: -78%), and the effective tax rate on Non GAAP income was 25% (2009: 2%).

The Non GAAP effective tax rate in the second quarter of 2009 was significantly reduced by the recognition of Massachusetts State tax credits and losses, which reduced the effective tax rate on Non GAAP income by 23 percentage points in Q2 2009.

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FINANCIAL INFORMATION

11

Unaudited US GAAP results for the three months and six months to June 30, 2010
Consolidated Balance Sheets
	June 30,	December 31,
	2010	2009
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	682.5	498.9
Restricted cash	27.1	33.1
Accounts receivable, net	612.5	597.5
Inventories	232.7	189.7
Deferred tax asset	140.0	135.8
Prepaid expenses and other current assets	195.1	115.2

Total current assets	1,889.9	1,570.2

Non-current assets:
Investments	84.0	105.7
Property, plant and equipment, net	801.1	676.8
Goodwill	355.7	384.7
Other intangible assets, net	1,653.1	1,790.7
Deferred tax asset	76.4	79.0
Other non-current assets	8.7	10.4

Total assets	4,868.9	4,617.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,031.9	929.1
Deferred tax liability	2.9	2.9
Other current liabilities	41.1	88.0

Total current liabilities	1,075.9	1,020.0

Non-current liabilities:
Convertible bonds	1,100.0	1,100.0
Other long-term debt	6.8	43.6
Deferred tax liability	341.8	294.3
Other non-current liabilities	226.0	247.1

Total liabilities	2,750.5	2,705.0

Shareholders’ equity:

Common stock of 5p par value; 1,000 million shares authorized; and 562.1 million shares issued and outstanding (2009: 1,000 million shares authorized; and 561.5 million shares issued and outstanding)	55.7	55.6
Additional paid-in capital	2,711.8	2,677.6
Treasury stock: 15.4 million shares (2009: 17.8 million)	(308.9)	(347.4)
Accumulated other comprehensive income	45.8	149.1
Accumulated deficit	(386.0)	(622.4)

Total shareholders’ equity	2,118.4	1,912.5

Total liabilities and equity	4,868.9	4,617.5

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Unaudited US GAAP results for the three months and six months to June 30, 2010
Consolidated Statements of Income

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	$M	$M	$M	$M
Revenues:
Product sales	764.3	558.4	1,482.4	1,314.3
Royalties	82.7	66.9	178.0	117.5
Other revenues	2.4	4.4	5.1	15.6
Total revenues	849.4	629.7	1,665.5	1,447.4

Costs and expenses:
Cost of product sales(1)	119.1	96.4	221.0	180.0
Research and development	147.0	158.7	278.0	344.6
Selling, general and administrative(1)	354.4	334.7	714.3	653.3
Gain on sale of product rights	(4.1)	-	(4.1)	-
Reorganization costs	8.6	2.9	13.6	5.1
Integration and acquisition costs	-	2.3	0.6	3.8
Total operating expenses	625.0	595.0	1,223.4	1,186.8

Operating income	224.4	34.7	442.1	260.6

Interest income	0.5	0.6	0.8	1.3
Interest expense	(8.3)	(10.1)	(17.3)	(21.2)
Other (expenses)/income, net	(2.6)	4.7	8.2	54.9
Total other (expenses)/income, net	(10.4)	(4.8)	(8.3)	35.0

Income from continuing operations before income taxes and equity in earnings of equity method investees	214.0	29.9	433.8	295.6
Income taxes	(54.5)	23.4	(108.1)	(26.1)
Equity in earnings of equity method investees, net of taxes	1.0	0.5	0.5	0.4
Income from continuing operations, net of tax	160.5	53.8	326.2	269.9

Loss from discontinued operations (net of income tax expense of $nil in all periods)	-	(9.8)	-	(12.4)
Net income	160.5	44.0	326.2	257.5

Add: Net loss attributable to noncontrolling interest in subsidiaries	-	0.1	-	0.2
Net income attributable to Shire plc	160.5	44.1	326.2	257.7

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to June 30, 2010 (2009: $0.4 million) and $0.9 million for the six months to June 30, 2010 (2009: $0.9 million).  Selling, general and administrative costs include amortization of intangible assets relating to intellectual property rights acquired of $33.8 million for the three months to June 30, 2010 (2009: $34.3 million) and $68.4m for the six months to June 30, 2010 (2009: $66.8 million).

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Unaudited US GAAP results for the three months and six months to June 30, 2010
Consolidated Statements of Income (continued)

	3 months to		3 months to		6 months to		6 months to
	June 30,		June 30,		June 30,		June 30,
	2010		2009		2010		2009
Earnings per ordinary share – basic
Earnings from continuing operations	29.4	c	10.0	c	59.8	c	50.0	c
Loss from discontinued operations	-		(1.8c	)	-		(2.3c	)
Earnings per ordinary share – basic	29.4	c	8.2	c	59.8	c	47.7	c

Earnings per ADS – basic	88.2	c	24.6	c	179.4	c	143.1	c

Earnings per ordinary share – diluted
Earnings from continuing operations	28.6	c	9.9	c	58.2	c	49.6	c
Loss from discontinued operations	-		(1.8c	)	-		(2.3c	)
Earnings per ordinary share – diluted	28.6	c	8.1	c	58.2	c	47.3	c

Earnings per ADS – diluted	85.8	c	24.3	c	174.6	c	141.9	c

Weighted average number of shares (millions):

Basic	546.6		539.9		545.7		539.7
Diluted	590.0		543.4		589.1		545.0

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Unaudited US GAAP results for the three months and six months to June 30, 2010
Consolidated Statements of Cash Flows

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	160.5	44.0	326.2	257.5
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	-	9.8	-	12.4
Depreciation and amortization	64.9	62.3	129.1	117.7
Share based compensation	12.6	17.4	26.7	33.2
Gain on sale of non-current investments	-	-	(11.1)	(55.2)
Gain on sale of product rights	(4.1)	-	(4.1)	-
Other	5.7	2.4	11.0	6.3
Movement in deferred taxes	6.5	(79.3)	58.8	(45.7)
Equity in earnings of equity method investees	(1.0)	(0.5)	(0.5)	(0.4)

Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(33.1)	108.1	(43.9)	(42.9)
Increase/(decrease) in sales deduction accrual	89.3	(4.4)	154.3	117.5
Increase in inventory	(25.8)	(3.3)	(50.1)	(12.8)
Increase in prepayments and other current assets	(64.3)	(21.5)	(82.5)	(33.8)
(Increase)/decrease in other assets	(0.2)	1.0	(0.8)	4.4
Increase/(decrease) in accounts payable and other liabilities	72.8	(60.7)	(43.2)	(101.2)
Returns on investment from joint venture	-	-	-	4.9
Cash flows used in discontinued operations	-	(3.3)	-	(5.9)
Net cash provided by operating activities(A)	283.8	72.0	469.9	256.0

15

Unaudited US GAAP results for the three months and six months to June 30, 2010
Consolidated Statements of Cash Flows (continued)

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	$M	$M	$M	$M

CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in restricted cash	(0.3)	0.2	6.0	(6.6)
Purchases of subsidiary undertakings and businesses, net of cash acquired	-	(1.4)	-	(75.5)
Purchases of property, plant and equipment	(164.6)	(59.8)	(208.1)	(101.8)
Purchases of intangible assets	(2.7)	-	(2.7)	(6.0)
Proceeds from disposal of non-current investments and property plant and equipment	-	-	2.1	19.6
Proceeds from disposal of subsidiary undertakings	-	6.7	-	6.7
Returns of equity investments	-	-	-	0.2
Net cash used in investing activities(B)	(167.6)	(54.3)	(202.7)	(163.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment under building financing obligation	(0.7)	(2.3)	(1.3)	(3.0)
Extinguishment of building finance obligation	(43.1)	-	(43.1)	-
Tax benefit of stock based compensation	(0.4)	-	4.4	-
Proceeds from exercise of options	0.4	0.9	1.8	1.0
Payment of dividend	(49.8)	(43.0)	(49.8)	(43.0)
Payments to acquire shares by Employee Share Ownership Trust ("ESOT")	(1.7)	(1.0)	(1.7)	(1.0)
Net cash used in financing activities(C)	(95.3)	(45.4)	(89.7)	(46.0)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	4.1	(0.1)	6.1	(1.5)
Net increase/(decrease) in cash and cash equivalents(A) +(B) +(C) +(D)	25.0	(27.8)	183.6	45.1
Cash and cash equivalents at beginning of period	657.5	291.1	498.9	218.2
Cash and cash equivalents at end of period	682.5	263.3	682.5	263.3

16

Unaudited US GAAP results for the three months and six months to June 30, 2010
Selected Notes to the Financial Statements

(1) Earnings per share

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	$M	$M	$M	$M

Income from continuing operations	160.5	53.8	326.2	269.9
Loss from discontinued operations	-	(9.8)	-	(12.4)
Noncontrolling interest in subsidiaries	-	0.1	-	0.2

Numerator for basic EPS	160.5	44.1	326.2	257.7
Interest on convertible bonds, net of tax (1)	8.4	-	16.8	-

Numerator for diluted EPS	168.9	44.1	343.0	257.7

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(2)	546.6	539.9	545.7	539.7
Effect of dilutive shares:
Stock options(3)	10.2	3.5	10.2	5.3
Convertible bonds 2.75% due 2014(4)	33.2	-	33.2	-

Diluted	590.0	543.4	589.1	545.0

(1)	For the three and six month periods ended June 30, 2009 interest on the convertible bond has not been added back as the effect would be anti-dilutive.
(2)	Excludes shares purchased by the ESOT and presented by Shire as treasury stock.
(3)	Calculated using the treasury stock method.
(4)	Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	Millions(1)	Millions(1) (2)	Millions(1)	Millions(1) (2)
Stock options out of the money	8.1	31.3	8.1	18.9
Convertible bonds 2.75% due 2014	-	32.7	-	32.7

(1) For the three and six month periods ended June 30, 2010 and 2009, certain stock options have been excluded from the calculation of diluted EPS because their exercise prices exceeded Shire plc’s average share price during the calculation period.
(2) For the three and six month periods ended June 30, 2009 the ordinary shares underlying the convertible bonds have not been included in the calculation of the diluted weighted average number of shares, as the effect of their inclusion would be anti-dilutive.

17

Unaudited US GAAP results for the three months to June 30, 2010
Selected Notes to the Financial Statements

(2) Analysis of revenues

3 months to June 30,	2010	2009	2010	2010
			%	% of total
	$M	$M	change	revenue
Net product sales:
Specialty Pharmaceuticals ("Specialty")
ADHD
VYVANSE	148.0	114.2	30%	18%
ADDERALL XR	80.4	67.4	19%	9%
INTUNIV	51.2	-	n/a	6%
DAYTRANA	16.3	14.9	9%	2%
EQUASYM	8.2	4.9	67%	<1%
	304.1	201.4	51%	36%
GI
LIALDA / MEZAVANT	69.6	54.6	27%	8%
PENTASA	60.6	54.0	12%	7%
	130.2	108.6	20%	15%
General products
FOSRENOL	45.1	49.6	-9%	5%
CARBATROL®	23.0	20.8	11%	3%
XAGRID®	21.6	20.7	4%	3%
REMINYL/REMINYL XL®	11.5	10.9	6%	1%
CALCICHEW®	10.4	10.8	-4%	1%
	111.6	112.8	-1%	13%

Other product sales	5.4	4.4	23%	1%
Total Specialty product sales	551.3	427.2	29%	65%

Human Genetic Therapies ("HGT")
ELAPRASE	99.8	85.3	17%	12%
REPLAGAL	81.9	44.4	84%	10%
VPRIV	28.7	-	n/a	3%
FIRAZYR	2.6	1.5	73%	<1%
Total HGT product sales	213.0	131.2	62%	25%

Total product sales	764.3	558.4	37%	90%

Royalties:
3TC and ZEFFIX	38.1	39.4	-3%	4%
ADDERALL XR	27.5	13.6	102%	3%
Other	17.1	13.9	23%	2%
Total royalties	82.7	66.9	24%	9%

Other revenues	2.4	4.4	-45%	<1%

Total Revenues	849.4	629.7	35%	100%

18

Unaudited US GAAP results for the six months to June 30, 2010
Selected Notes to the Financial Statements

 (2) Analysis of revenues

6 months to June 30,	2010	2009	2010	2010
			%	% of total
	$M	$M	change	revenue
Net product sales:
Specialty Pharmaceuticals ("Specialty")
ADHD
VYVANSE	302.4	230.7	31%	18%
ADDERALL XR	172.2	363.3	-53%	10%
INTUNIV	85.7	-	n/a	5%
DAYTRANA	34.7	34.8	<-1%	2%
EQUASYM	10.6	4.9	116%	1%
	605.6	633.7	-4%	36%
GI
LIALDA / MEZAVANT	133.2	104.0	28%	8%
PENTASA	118.8	105.2	13%	7%
	252.0	209.2	20%	15%
General products
FOSRENOL	92.1	89.5	3%	6%
XAGRID	45.0	40.8	10%	3%
CARBATROL	43.1	38.9	11%	3%
REMINYL/REMINYL XL	23.9	18.3	31%	1%
CALCICHEW	19.8	20.4	-3%	1%
	223.9	207.9	8%	14%

Other product sales	11.1	8.9	25%	1%
Total Specialty product sales	1,092.6	1,059.7	3%	66%

Human Genetic Therapies ("HGT")
ELAPRASE	200.6	168.0	19%	12%
REPLAGAL	149.9	84.6	77%	9%
VPRIV	34.5	-	n/a	2%
FIRAZYR	4.8	2.0	140%	<1%
Total HGT product sales	389.8	254.6	53%	23%

Total product sales	1,482.4	1,314.3	13%	89%

Royalties:
3TC and ZEFFIX	74.7	78.3	-5%	4%
ADDERALL XR	68.3	13.6	402%	4%
Other	35.0	25.6	37%	2%
Total royalties	178.0	117.5	51%	10%

Other revenues	5.1	15.6	-67%	1%

Total Revenues	1,665.5	1,447.4	15%	100%

19

Unaudited results for the three months to June 30, 2010
Non GAAP reconciliation

	US GAAP		Adjustments					Non GAAP
3 months to,	June 30, 2010		Amortization & asset impairments		Divestments, reorganizations & discontinued operations		Reclassify depreciation	June 30, 2010
			(a)		(b)		(c)
	$M		$M		$M		$M	$M
Total revenues	849.4		-		-		-	849.4

Costs and expenses:
Cost of product sales	119.1		-		(7.4)		(3.8)	107.9
Research and development	147.0		-		-		(3.5)	143.5
Selling, general and administrative	354.4		(33.8)		-		(16.6)	304.0
Gain on sale of product rights	(4.1)		-		4.1		-	-
Reorganization costs	8.6		-		(8.6)		-	-
Depreciation	-		-		-		23.9	23.9
Total operating expenses	625.0		(33.8)		(11.9)		-	579.3

Operating income	224.4		33.8		11.9		-	270.1

Interest income	0.5		-		-		-	0.5
Interest expense	(8.3)		-		-		-	(8.3)
Other (expenses)/income, net	(2.6)		-		-		-	(2.6)
Total other expense, net	(10.4)		-		-		-	(10.4)
Income from continuing operations before income taxes and equity in earnings of equity method investees	214.0		33.8		11.9		-	259.7
Income taxes	(54.5)		(9.6)		(1.9)		-	(66.0)
Equity in earnings of equity method investees, net of tax	1.0		-		-		-	1.0
Net income attributable to Shire plc	160.5		24.2		10.0		-	194.7
Impact of convertible debt, net of tax	8.4		-		-		-	8.4
Numerator for diluted EPS	168.9		24.2		10.0		-	203.1
Weighted average number of shares (millions) – diluted	590.0		-		-		-	590.0
Diluted earnings per ADS	85.8	c	12.3	c	5.1	c	-	103.2	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($33.8 million) and tax effect of adjustment;
(b)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.0 million) and dual running costs ($1.4 million) on the transfer of manufacturing from Owings Mills, gain on sale of product rights relating to the disposal of non core products to Laboratorios Almirall S.A. ($4.1 million) and reorganization costs ($8.6 million) on the transfer of manufacturing from Owings Mills and establishment of a Swiss commercial hub, and tax effect of adjustments; and

(c)	Depreciation: Depreciation of $23.9 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

20

Unaudited results for the three months to June 30, 2009
Non GAAP reconciliation

	US GAAP		Adjustments							Non GAAP
3 months to,	June 30, 2009		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations		Reclassify depreciation	June 30, 2009
			(a)		(b)		(c)		(d)
	$M		$M		$M		$M		$M	$M
Total revenues	629.7		-		-		-		-	629.7

Costs and expenses:
Cost of product sales	96.4		-		(1.4)		(3.0)		(4.9)	87.1
Research and development	158.7		-		(36.9)		-		(3.8)	118.0
Selling, general and administrative	334.7		(34.3)		-		-		(15.9)	284.5
Reorganization costs	2.9		-		-		(2.9)		-	-
Integration and acquisition costs	2.3		-		(2.3)		-		-	-
Depreciation	-		-		-		-		24.6	24.6
Total operating expenses	595.0		(34.3)		(40.6)		(5.9)		-	514.2

Operating income	34.7		34.3		40.6		5.9		-	115.5

Interest income	0.6		-		-		-		-	0.6
Interest expense	(10.1)		-		-		-		-	(10.1)
Other income, net	4.7		-		-		-		-	4.7
Total other expense, net	(4.8)		-		-		-		-	(4.8)

Income from continuing operations before income taxes and equity in earnings of equity method investees	29.9		34.3		40.6		5.9		-	110.7
Income taxes	23.4		(9.4)		(14.1)		(2.1)		-	(2.2)
Equity in earnings of equity method investees, net of tax	0.5		-		-		-		-	0.5
Income from continuing operations, net of tax	53.8		24.9		26.5		3.8		-	109.0
Loss from discontinued operations	(9.8)		-		-		9.8		-	-
Net income	44.0		24.9		26.5		13.6		-	109.0
Add: Net loss attributable to noncontrolling interest in subsidiaries	0.1		-		-		-		-	0.1
Net income attributable to Shire plc	44.1		24.9		26.5		13.6		-	109.1
Numerator for diluted EPS	44.1		24.9		26.5		13.6		-	109.1
Weighted average number of shares (millions) – diluted	543.4		-		-		-		-	543.4
Diluted earnings per ADS	24.3	c	13.8	c	14.7	c	7.5	c	-	60.3	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($34.3 million), and tax effect of adjustment;
(b)
Acquisitions & integration activities: Inventory fair value adjustment related to the acquisition of Jerini AG ($1.4 million); payment on amendment of INTUNIV in-licence agreement ($36.9 million); costs associated with the integration and acquisition of Jerini AG and EQUASYM from UCB ($2.3 million) and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($3.0 million)  and reorganisation costs ($2.9 million) for the transition of manufacturing from Owings Mills; discontinued operations in respect of non-core Jerini AG operations ($9.8 million) and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $24.6 million included in Cost of Product Sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the six months months to June 30, 2010
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
6 months to,	June 30, 2010	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	June 30, 2010
(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	1,665.5	-	-	-	-	1,665.5

Costs and expenses:
Cost of product sales	221.0	-	-	(14.7)	(6.3)	200.0
Research and development	278.0	-	-	-	(7.2)	270.8
Selling, general and administrative	714.3	(68.4)	-	-	(32.9)	613.0
Gain on sale of product rights	(4.1)	-	-	4.1	-	-
Reorganization costs	13.6	-	-	(13.6)	-	-
Integration & acquisition costs	0.6	-	(0.6)	-	-	-
Depreciation	-	-	-	-	46.4	46.4
Total operating expenses	1,223.4	(68.4)	(0.6)	(24.2)	-	1,130.2

Operating income	442.1	68.4	0.6	24.2	-	535.3

Interest income	0.8	-	-	-	-	0.8
Interest expense	(17.3)	-	-	-	-	(17.3)
Other income/(expenses); net	8.2	-	-	(11.1)	-	(2.9)
Total other expenses, net	(8.3)	-	-	(11.1)	-	(19.4)

Income from continuing operations before income taxes and equity in earnings of equity method investees	433.8	68.4	0.6	13.1	-	515.9
Income taxes	(108.1)	(19.3)	(0.1)	(5.0)	-	(132.5)
Equity in earnings of equity method investees, net of tax	0.5	-	-	-	-	0.5
Net income attributable to Shire plc	326.2	49.1	0.5	8.1	-	383.9
Impact of convertible debt, net of tax	16.8	-	-	-	-	16.8
Numerator for diluted EPS	343.0	49.1	0.5	8.1	-	400.7
Weighted average number of shares (millions) – diluted	589.1	-	-	-	-	589.1
Diluted earnings per ADS	174.6	c	25.0	c	0.3	c	4.1	c	-	204.0	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($68.4 million) and tax effect of adjustment;
(b)	Acquisitions and integration activities: Costs associated with the acquisition of EQUASYM ($0.6 million) and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($12.1 million) and dual running costs ($2.6 million) on the transfer of manufacturing from Owings Mills, gain on sale of product rights relating to the disposal of non core products to Laboratorios Almirall S.A. ($4.1 million), reorganization costs ($13.6m) on the transfer of manufacturing from Owings Mills and the establishment of a Swiss commercial hub, gain on disposal of the investment in Virochem ($11.1 million) and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $46.4 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the six months months to June 30, 2009
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
6 months to,	June 30, 2009	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	June 30, 2009
(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	1,447.4	-	-	-	-	1,447.4

Costs and expenses:
Cost of product sales	180.0	-	(1.4)	(3.0)	(8.5)	167.1
Research and development	344.6	-	(36.9)	(65.0)	(7.8)	234.9
Selling, general and administrative	653.3	(66.8)	-	-	(30.7)	555.8
Reorganisation costs	5.1	-	-	(5.1)	-	-
Integration and acquisition costs	3.8	-	(3.8)	-	-	-
Depreciation	-	-	-	-	47.0	47.0
Total operating expenses	1,186.8	(66.8)	(42.1)	(73.1)	-	1,004.8

Operating income	260.6	66.8	42.1	73.1	-	442.6

Interest income	1.3	-	-	-	-	1.3
Interest expense	(21.2)	-	-	-	-	(21.2)
Other income/(expense), net	54.9	-	-	(55.2)	-	(0.3)
Total other income/(expense), net	35.0	-	-	(55.2)	-	(20.2)

Income from continuing operations before income taxes and equity in earnings of equity method investees	295.6	66.8	42.1	17.9	-	422.4
Income taxes	(26.1)	(19.3)	(14.3)	(17.3)	-	(77.0)
Equity in earnings of equity method investees, net of tax	0.4	-	-	-	-	0.4
Income from continuing operations, net of tax	269.9	47.5	27.8	0.6	-	345.8
Loss from discontinued operations	(12.4)	-	-	12.4	-	-
Net income	257.5	47.5	27.8	13.0	-	345.8
Add: Net loss attributable to noncontrolling interest in subsidiaries	0.2	-	-	-	-	0.2
Net income attributable to Shire plc	257.7	47.5	27.8	13.0	-	346.0
Impact of convertible debt, net of tax(1)	-	16.8	-	-	-	16.8
Numerator for diluted EPS	257.7	64.3	27.8	13.0	-	362.8
Weighted average number of shares (millions) – diluted(1)	545.0	32.7	-	-	-	577.7
Diluted earnings per ADS	141.9	c	25.2	c	14.4	c	6.9	c	-	188.4	c

(1)	The impact of convertible debt, net of tax has a dilutive effect on a Non GAAP basis.

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($66.8 million) and tax effect of adjustments;
(b)
Acquisitions & integration activities: Inventory fair value adjustment related to the acquisition of Jerini AG ($1.4 million); payment on amendment of INTUNIV in-licence agreement ($36.9 million); costs associated with the integration and acquisition of Jerini AG and EQUASYM from UCB ($3.8 million); and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($3.0 million) and reorganisation costs ($5.1 million) for the transition of manufacturing from Owings Mills; costs associated with the agreement to terminate Women’s Health products with Duramed ($65.0m); gain on disposal of the investment in Virochem ($55.2 million); discontinued operations in respect of non core Jerini  AG operations ($12.4 million); and tax effect of adjustments;

(d)	Depreciation: Depreciation of $47.0 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

23

Unaudited results for the three and six months to June 30, 2010
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to June 30,		6 months to June 30,
	2010	2009	2010	2009
	$M	$M	$M	$M
Net cash provided by operating activities	283.8	72.0	469.9	256.0
Tax and interest payments, net	127.6	83.0	217.7	135.0
Payments for acquired and in-licensed products	-	36.9	-	36.9
Foreign exchange on cash	4.1	(0.1)	6.1	(1.5)
Non GAAP cash generation	415.5	191.8	693.7	426.4

Net debt comprises:

	June 30,	December 31,
	2010	2009
	$M	$M
Cash and cash equivalents	682.5	498.9
Restricted cash	27.1	33.1

Convertible bonds	(1,100.0)	(1,100.0)
Building finance obligation	(7.3)	(46.7)
Net Debt	(397.7)	(614.7)

Notes to Editors

SHIRE PLC – registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder, human genetic therapies and gastrointestinal diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income from continuing operations before income taxes and earnings of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; and Non GAAP cash generation. These Non GAAP measures exclude the effect of certain cash and non-cash items, both recurring and non-recurring, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many one-time, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

The following items, including their tax effect, have been excluded from both 2010 and 2009 Non GAAP earnings, and from our 2010 outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.
Acquisitions and integration activities:
•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, and fair value adjustments on contingent consideration and acquired inventory; and
•	Costs associated with the integration of companies.
Divestments,re-organizations and discontinued operations
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income / (losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, Research and development and Selling, general and administrative costs in our US GAAP results, has been separately disclosed for the presentation of 2009 and 2010 Non GAAP earnings. A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 20 to 23.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2010 results using average 2009 foreign exchange rates for the relevant period.

Average exchange rates for the six months to June 30, 2010 were $1.53:£1.00 and $1.33:€1.00 (2009: $1.49:£1.00 and $1.33:€1.00). Average exchange rates for Q2 2010 were $1.49:£1.00 and $1.27:€1.00 (2009: $1.55:£1.00 and $1.36:€1.00).

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TRADEMARKS

All trademarks defined as ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a trademark of Ferring A/S Corp, and REMINYL®, REMINYL XL™, RAZADYNE® and RAZADYNE® ER which are trademarks of J&J outside the UK and Republic of Ireland1. Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

1 REMINYL®  and REMINYL XL™ are both trademarks of Shire in the UK and Republic of Ireland.

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